Exhibit 10.1

SECOND AMENDMENT

TO THE MEN’S WEARHOUSE, INC.

2004 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT by The Men’s Wearhouse, Inc. (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor maintains the plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” (the “Plan”); and

WHEREAS, the Sponsor retained the right in Section 13.1 of the Plan to amend the Plan from time to time; and

WHEREAS, the Compensation Committee of the Board of Directors of the Sponsor approved resolutions on the 27th day of March, 2012, to amend the Plan;

NOW, THEREFORE, the Sponsor agrees that Sections 4.3, 4.11 and 13.1 of the Plan are hereby amended in their entirety to read as follows:

4.3.	Shares That Count Against Limit.

(a) If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of shares of Stock or any Award is surrendered, in each such case before April 20, 2012, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan. If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of shares of Stock or any Award is surrendered, in each such case on or after April 20, 2012, the shares of Stock allocable to the unexercised portion of that Award will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan; provided, however, that the limitation described in the preceding clause shall not apply and such shares of Stock may again be subject to an Award granted under the Plan if such Award is issued as part of a compensation package for an individual who is being hired as an Employee or an individual who is becoming an Employee when his or her employer joins the TMW Group as a result of an acquisition by merger or otherwise.

(b) For Awards granted under the Plan before April 1, 2008, if shares of Stock are withheld from payment of the Award to satisfy tax obligations with respect to such Award, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. For Awards granted under the Plan on or after April 1, 2008, if shares of Stock are withheld from payment of the Award to satisfy tax obligations with respect to such Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(c) If a Stock Appreciation Right is exercised, only the number of shares of Stock actually issued shall be charged against the maximum number of shares of Stock that may be delivered pursuant to Awards under the Plan.

4.11. Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.6(c), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR or otherwise pay consideration to repurchase, cancel or revoke such award; provided that such prohibition shall not apply to shares of Stock withheld to pay the Option Price of any Option or to pay the withholding tax arising from the exercise of any Option or SAR.

13.1. Amendment, Modification, Suspension, and Termination. Subject to Section 13.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.6, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR issued under the Plan or otherwise pay consideration to repurchase, cancel or revoke such award (provided that such prohibition shall not apply to shares of Stock withheld to pay the Option Price of any Option or to pay the withholding tax arising from the exercise of any Option or SAR), and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

Approved by the Compensation Committee

of the Board of Directors

On April 20, 2012